EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 194 to the Registration Statement of Eaton Vance Municipals Trust (1933 Act File No. 033-00572) of my opinion dated December 23, 2021, which was filed as Exhibit (i) to Post-Effective Amendment No. 193.

/s/ Sarah H. McLaughlin
Sarah H. McLaughlin, Esq.

January 26, 2022

Boston, Massachusetts